UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 11, 2017

BLACKRIDGE TECHNOLOGY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53979	20-1282850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10615 Professional Circle, Suite 201, Reno, NV 89521
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (855) 807-8776

______________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  □

Item 7.01    Regulation FD Disclosure.

Beginning on September 12, 2017, BlackRidge Technology International, Inc. (the "Company") will make presentations and participate in conferences with investors and analysts during the Rodman & Renshaw 19th Annual Global Investment Conference in New York City, New York. A copy of the Company's presentation materials is attached hereto as Exhibit 99.1.

Item 8.01    Other Events.

On September 11, 2017, the Company issued an aggregate 22,807,005 shares of the Company's restricted common stock ("Shares") under certain restricted stock agreements to its employees and affiliates in lieu of cash payment of an aggregate $13,684,192 in deferred wages and compensation at $0.60 per Share.  Our officers and directors received an aggregate 4,642,489 Shares. The Shares will vest ten (10) months following the date of grant. Each grantee will have the same voting and dividend rights as a shareholder since the date of grant.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Title of Document

10.1	Form of Restricted Stock Agreement (incorporated by reference to Exhibit 4.01 of the Company's Registration Statement on Form S-8 file on September 11, 2017).
99.1	Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKRIDGE TECHNOLOGY INTERNATIONAL, INC.

Date: September 12, 2017	By: /s/ Robert Graham
Name: Robert Graham
Title: Chief Executive Officer and President